RESIGNATION

August 7TH, 2006

bioMETRX, Inc.
500 N. Broadway, Suite 204
Jericho, NY 11753

I hereby resign, effective as of the date hereof, from my positions as an officer and director of bioMETRX, Inc., a corporation formed and existing under the laws of the State of Delaware.

Very truly yours, /s/ Frank Giannuzzi Frank Giannuzzi